AMENDMENT NO. 1 TO
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT





                                                              February 28, 1997




David F. Marshall
President and Chief Executive Officer
Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, Massachusetts 02210

Re:  Amendment No. 1 to Employment and Noncompetition Agreement dated
        March 1, 1996 among BRI OP Limited Partnership, Berkshire Realty Company, Inc. and David F. Marshall (the "Agreement").

Dear Mr. Marshall:

         The Board of Directors of Berkshire Realty Company, Inc. (the "Company") is pleased to inform you that in consideration of the services that you have rendered to the Company, the above-captioned Agreement is amended as set forth below to (a) reflect your election by the Board of Directors as President and Chief Executive Officer of the Company effective as of February 28, 1997, and (b) to make a loan with a forgiveness feature available to you on the terms and conditions described below.

         Section 2 of the Agreement is amended in its entirety to read as follows:

         "Section 2. Capacity and Duties. Employee shall serve the Company as President and Chief Executive Officer, and his duties and responsibilities shall be those consistent with those positions, subject to the direction and control of the Board of Directors of the Company (the "Board of Directors"). Employee shall report directly to the Executive Committee except for such matters that are reserved for the Board of Directors by the Company's Certificate of Incorporation, its By-Laws or Delaware law, with respect to which he will report to the Board of Directors."

         Section 7 of the Agreement is amended in its entirety to read as follows:

         "Section 7. Stock Purchase Loan with Forgiveness Feature. The Company shall make a stock purchase loan with a forgiveness feature to the Employee on the following terms and conditions (the "Loan"):

         (a) The principal amount of the Loan shall be $1,000,000.00. The loan proceeds will be used solely to finance the simultaneous purchase of shares of common stock of the Company (the "Common Stock.

         (b) The term of the Loan shall be twenty years. In addition, the Loan will terminate and shall be due and payable when the Employee's employment hereunder terminates for any reason, with or without cause. Upon termination of Employee's employment, any outstanding principal amount of the Loan, and any unpaid interest through the date of payment, shall be due and payable on the date six months from the date of termination. However, in the event of a Change of Control to owners other than members of The Berkshire Group of companies or the George or Douglas Krupp families, the entire outstanding principal amount and any interest then due or accrued shall be forgiven. Upon payment of the outstanding principal amount and interest due on the Loan after termination or pursuant to prepayment by the Employee, the Company shall pay the Employee $108,434.00 plus interest on that amount at 7.8% per annum payable quarterly on March 15, June 15, September 15 and December 15, which interest payments shall be offset against the interest payable on the Loan on the same dates pursuant to subparagraph
         (c) below.

         (c) The interest rate on the Loan shall be 7.8% per annum. Interest shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15, such payments to be reduced by the amounts offset against them pursuant to subparagraph (b) above.

         (d) The Loan shall be recourse to the Employee and shall be unsecured. The Loan shall be evidenced by a promissory note in substantially the form of Appendix 1 hereto executed by the Employee.

         (e) The Common Stock purchased with Loan proceeds will be unregistered treasury shares or newly issued shares. The purchase price for the shares of Common Stock will be the closing price per share on the New York Stock Exchange on the day before the purchase. Employee is hereby granted a one-time piggy-back registration right for the Common Stock purchased with Loan proceeds at the first opportunity that the Company has to provide such registration of Employee's shares subject to the sole, reasonable discretion, and at the expense, of the Company. The certificates representing the unregistered shares of Common Stock shall bear the following legend:

                  "The shares of common stock represented by this instrument have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

         (f) Beginning with January 1, 1998 and on each January 1 thereafter on which the Employee remains employed by the Company, five percent of the original principal amount of the Loan shall be forgiven in recognition of Employee's continued employment as Chief Executive Officer by the Company.

         (g) Beginning with the fiscal year ended on January 1, 1998 and on each January 1 thereafter on which the Employee remains employed by the Company, an additional percentage in the amount noted below of the original principal amount of the Loan shall be forgiven if the Total Shareholder Return (as defined below) for the fiscal year ended on the immediately preceding December 31 exceeds certain levels as follows:

                  Annual Loan Forgiveness Based on Performance

                    Total Shareholder                Additional Percent
                    Return Requirement               of Loan Forgiven
                        0 - 13.49%                             0%
                     13.5 - 14.99%                           1.0%
                     15.0 - 16.99%                           2.0%
                     17.0 - 19.99%                           3.5%
                     20.0% or over                           5.0%


                  Note: For purposes of the calculation of annual Loan forgiveness based on performance, Total Shareholder Return shall be defined as the sum of (i) the percentage increase during the fiscal year of the price for a share of Common Stock on the New York Stock Exchange measured from the closing price on December 31 of the prior fiscal year to the closing price on December 31 of the fiscal year just ended, and (ii) the percentage of the closing price on December 31 of the prior fiscal year represented by the aggregate of dividends paid on a share of Common Stock during the fiscal year just ended.

         (h) The maximum annual forgiveness in outstanding principal amount of the Loan which can be forgiven in any one year pursuant to subparagraphs (f) and (g) above is 10%. If the Employee is terminated during the course of a year, the forgiveness of principal amount pursuant to subparagraph (f) above shall be prorated. If Employee is terminated after March 31, the forgiveness of principal amount pursuant to subparagraph (g) shall be prorated with the Total Shareholder Return Requirement measured on an annualized basis.

         Please indicate your agreement with this Amendment No. 1 to the Agreement and your acceptance of the terms and conditions of the Loan set forth herein by signing this amendment and returning it to the Chairman of the Compensation Committee.

Very truly yours,

BRI OP LIMITED PARTNERSHIP                BERKSHIRE REALTY COMPANY, INC.

By:  Berkshire Realty Company, Inc.
     Its General Partner
                                          By: /s/ J. Paul Finnegan
                                              _____________________________
                                                Its: Chairman of the
                                                     Compensation Committee
By: /s/ J. Paul Finnegan
    _______________________________
      Its: Chairman of the
           Compensation Committee

                                          Employee:

                                          /s/ David F. Marshall
                                          --------------------------------
                                          DAVID F. MARSHALL

                                 PROMISSORY NOTE

$1,000,000.00                                                      March 4, 1997


FOR VALUE RECEIVED, David F. Marshall ("Borrower") promises to pay to the order of BERKSHIRE REALTY COMPANY, INC. ("Payee") at 470 Atlantic Avenue, Boston, Massachusetts 02210, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Million Dollars and No Cents ($1,000,000.00) together with interest as described below on the principal balance hereof from time to time outstanding, all in accordance with the following terms and provisions:

  1. Stock Purchase Loan Award. This promissory note (as the same may be amended, modified or supplemented from time to time, the "Note") represents the Loan referred to in the Employment and Noncompetition Agreement dated March 1, 1996 among Payee, BP OP Limited Partnership and Borrower, as amended by Amendment No. 1 thereto dated February 28, 1997 (as amended, modified or supplemented from time to time, "the Agreement"). Terms defined in the Agreement shall have the same meanings when such terms are used in this Note. This Note evidences a recourse, unsecured loan made by Payee to Borrower to enable Borrower to purchase shares of Payee's common stock ("Shares") pursuant to Borrower's Stock Purchase Loan Award issued under the Agreement.

  2. Interest. The unpaid principal balance of this Note, outstanding from time to time, shall bear Interest of 7.8% per annum and shall be due and payable quarterly in arrears on March 15, June 15, September 15 and December 15, or, if the payment date is a business holiday, on the next business day.

 3.   Principal Payments.

      (a) Payee shall forgive the repayment of five percent (5%) of the original principal amount of this Note on the 1st day of January 1998 and each succeeding January 1st thereafter, so long as Borrower continues in the employment of Payee.

      (b) In addition to the forgiveness of principal amount pursuant to subparagraph 3(a) above, beginning with January 1, 1998 and on each January 1 thereafter, the repayment of (i) one percent (1%) of the original principal amount of this Note shall be forgiven if the Total Shareholder Return (as defined below) equals at least 13.5% and is less than 15%, or (ii) two percent (2%) shall be forgiven if the Total Shareholder Return equals at least 15.0% and is less than 17%, or (iii) three and one-half percent (3.5%) shall be forgiven if the Total Shareholder Return equals at least 17% and is less than 20%, or (iv) five percent (5%) shall be forgiven if the Total Shareholder Return equals or exceeds 20%.

      In no event shall the total forgiveness of original principal amount of the Note pursuant to subparagraphs 3(a) and 3(b) above exceed ten percent (10%) in any fiscal year. If the Employee is terminated during the course of a year, the forgiveness of

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

      principal amount of the Note pursuant to subparagraph 3(a) shall be prorated. If Employee is terminated after March 31, the forgiveness of principal amount pursuant to subparagraph 3(b) shall be prorated with the Total Shareholder Return Requirement measured on an annualized basis.

      For purposes of this paragraph 3, "Total Shareholder Return" shall be defined as the sum of (i) the percentage increase during the fiscal year of the price for a share of common stock on the New York Stock Exchange measured from the closing price on December 31 of the prior fiscal year to the closing price on December 31 of the fiscal year just ended, and (ii) the percentage of the closing price on December 31 of the prior fiscal year represented by the aggregate of dividends paid on a share of common stock during the fiscal year just ended.

      (c) Unless due earlier in accordance with paragraphs 4 and 6 of this Note, the balance of the Note that is not forgiven in accordance with the schedule set forth in this paragraph 3, shall be due and payable on February 28, 2017.

4. Termination of Employment. In the event there is a Termination of Employment of Borrower for any reason, with or without cause, the outstanding balance of the Note and any accrued but unpaid Interest thereon shall be due and payable on the date six (6) months after the date of Borrower's Termination of Employment. However, in the event of a Change of Control to owners other than members of The Berkshire Group or the George or Douglas Krupp families, the entire outstanding balance of the Note and any accrued but unpaid Interest thereon shall be forgiven.

 5. Prepayment. This Note may be prepaid in whole or in part at any time, and from time to time, without penalty. All partial prepayments shall be applied to the outstanding principal balance of the Note.

 6. Default. An Event of Default shall occur hereunder if the Borrower shall fail to repay the balance of the Note and any accrued but unpaid Interest thereon within the applicable time periods set forth in the foregoing paragraphs 2, 3 and 4 hereof and such failure shall continue for a period of ten (10) days after written notice thereof has been given to the Borrower by the Payee. Upon the occurrence of an Event of Default, the outstanding balance of this Note and any accrued but unpaid Interest thereon shall become immediately due and payable at the option of the Payee. Any delay by the Payee in exercising, or any failure of the Payee to exercise, the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such an option with respect to that or any subsequent Event of Default.

 7. Waiver; Extension. The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of time of payment or forebearance or other indulgence without notice thereof.

 8. Notices. All notices, requests, demands and other communications with respect to this Note shall be in writing and shall be delivered by hand or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

      If to the Payee:                  Berkshire Realty Company, Inc.
                                        470 Atlantic Avenue
                                        Boston, MA 02210
                                        Attention:  Chairman

      with a copy to:                   Alexander J. Jordan, Jr., Esquire
                                        Peabody & Brown
                                        101 Federal Street
                                        Boston, MA  02110-1832

      If to the Borrower:               David F. Marshall
                                        17 High Rock Road
                                        Wayland, MA 01778

      Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the date it is actually received if it is delivered by hand or on the third business day after the day on which it is deposited in the United States mail. The Borrower or Payee may change its address by notifying the other party of the new address in any manner permitted by this paragraph 8.

 9. Severability. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

10. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Borrower and Payee and their respective heirs, administrators, personal representatives, successors and assigns, provided, however, that the Borrower may not assign or delegate his obligations hereunder without the prior written consent of Payee.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Borrower has executed this Note.



                                                     /s/David F. Marshall
                                                     _________________________
                                                     David F. Marshall
                                                     Borrower

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